Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Sixth Consecutive All-Time Record Quarter
•Third quarter 2021 GAAP EPS from continuing operations was an all-time record $5.12, an increase of 150% compared to third quarter 2020 GAAP EPS from continuing operations of $2.05, and an increase of 115% compared to third quarter 2020 adjusted EPS from continuing operations of $2.38
◦There were no adjustments in the third quarter of 2021
•Third quarter 2021 same-store revenue was $6.4 billion, an increase of 18% compared to the same period a year ago, as well as compared to the third quarter of 2019
•Third quarter 2021 same-store gross profit increased 29% compared to the same period a year ago and increased 45% compared to the third quarter of 2019
•Third quarter 2021 SG&A as a percentage of gross profit was 56.9%, an improvement of 750 basis points compared to adjusted SG&A as a percentage of gross profit of 64.4% in the prior year
•AutoNation announces agreement to acquire Priority 1 Automotive Group, representing approximately $420 million in annual revenue
•During the third quarter of 2021, AutoNation repurchased 7.9 million shares of common stock, or 11% of shares outstanding, for an aggregate purchase price of $879 million
•AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1 billion of AutoNation common stock
FORT LAUDERDALE, Fla., (October 21, 2021) — AutoNation, Inc. (NYSE: AN), America’s largest and most recognized automotive retailer, today reported its sixth consecutive all-time record quarter. During the quarter, consumer demand continued to outpace supply, driven by consumer desire for personal transportation and ongoing manufacturing supply chain disruptions. New vehicle inventory remains at historically low levels, which combined with strong execution, has supported record profitability. With personal transportation remaining a top priority, many Customers are shifting from new to pre-owned vehicles. AutoNation continues to outperform the industry due to strong sourcing capabilities, with third quarter 2021 same store used vehicle revenue up 53% year-over-year. Ninety percent of all pre-owned vehicles retailed by AutoNation in the third quarter were self-sourced.

Mike Jackson, AutoNation’s Chief Executive Officer, stated, “Demand continues to outpace supply for new vehicles. New vehicle sales are constrained by reduced production volume with low inventory levels. We expect this pent up demand to support sales for the foreseeable future.”

Third quarter 2021 net income from continuing operations was $362 million, or $5.12 per share. Third quarter 2020 net income from continuing operations was $183 million, or $2.05 per share, which included charges of $28 million after-tax, or $0.31 per share, related to the closing of the AutoNation Collision Parts business and a non-cash unrealized loss related to our investment in Vroom of $2 million after-tax, or $0.02 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Operational Summary
Third quarter 2021 Operational Summary:

•Revenue - Same-store revenue was $6.4 billion, an increase of 18% compared to the year-ago period and an increase of 18% compared to the third quarter of 2019.

◦New Vehicle Revenue – Same-store new vehicle revenue was flat compared to the prior year and decreased 3% compared to the third quarter of 2019.
◦Used Vehicle Revenue – Same-store used vehicle revenue increased 53% compared to the prior year and increased 67% compared to the third quarter of 2019.
•Gross Profit - Same-store gross profit totaled $1.3 billion, an increase of 29% compared to the year-ago period and an increase of 45% compared to the third quarter of 2019.
◦New Vehicle Gross Profit - Same-store new vehicle gross profit per vehicle retailed was a record $5,484, up $2,949 or 116% compared to the year-ago period and up 238% compared to the third quarter of 2019.
◦Used Vehicle Gross Profit - Same-store used vehicle gross profit per vehicle retailed was $2,104, up $108 or 5% compared to the year-ago period and up 51% compared to the third quarter of 2019.
◦Customer Financial Services Gross Profit - Same-store Customer Financial Services gross profit per vehicle retailed was a record $2,573, up $417 or 19% compared to the year-ago period and up 32% compared to the third quarter of 2019.
◦Customer Care Gross Profit - Same-store Customer Care gross profit was $424 million, an increase of 8% compared to the year-ago period and an increase of 6% compared to the third quarter of 2019.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 56.9%, an improvement of 750 basis points compared to adjusted SG&A as a percentage of gross profit of 64.4% in the prior year and a 1,550 basis improvement compared to the third quarter of 2019.

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended September 30,
	2021	2020	2019	YoY	2021 vs. 2019
Revenue	$6,379.5	$5,404.9	$5,461.2	18%	17%
Gross Profit	$1,271.9	$971.5	$887.4	31%	43%
Operating Income	$503.3	$271.7	$193.5	85%	160%
Net Income from Continuing Operations	$361.7	$182.6	$100.0	98%	262%
Diluted EPS from Continuing Operations	$5.12	$2.05	$1.11	150%	361%

Same-store Revenue	$6,365.7	$5,380.3	$5,377.2	18%	18%
Same-store Gross Profit	$1,269.7	$986.5	$875.7	29%	45%

Same-store New Vehicle Retail Unit Sales	58,276	65,838	73,049	-11%	-20%
Same-store Used Vehicle Retail Unit Sales	77,073	64,393	62,513	20%	23%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended September 30,
	2021	2020	2019	YoY	2021 vs. 2019
Adjusted Operating Income	$503.3	$308.2	$199.3	63%	153%
Adjusted Net Income from Continuing Operations	$361.7	$211.8	$106.3	71%	240%
Adjusted Diluted EPS from Continuing Operations	$5.12	$2.38	$1.18	115%	334%

Capital Allocation
The Company’s seventh and eighth AutoNation USA stores opened in Denver as scheduled in September and October of 2021. AutoNation remains on track to open two additional AutoNation USA stores in the fourth quarter of 2021, including a store in Phoenix and entering a new market in Charlotte, North Carolina. The Company will open 12 additional new stores in 2022. These stores will continue to leverage the AutoNation brand, scale, and proven Customer-centric processes to capture a larger share of the used vehicle market.

AutoNation today announced it has signed an agreement to acquire Priority 1 Automotive Group representing approximately $420 million in annual revenue. This transaction is subject to customary terms and conditions, including manufacturer approval, and is expected to close in the fourth quarter of 2021. Together with the previously announced acquisition of Peacock Automotive Group, during 2021, AutoNation has announced acquisitions representing in the aggregate $800 million in annual revenue.
During the third quarter of 2021, AutoNation repurchased 7.9 million shares of common stock, or almost 11% of the shares outstanding at the beginning of the third quarter, for an aggregate purchase price of $879 million. For the last twelve months through September 30, 2021, AutoNation repurchased 23.9 million shares of common stock, or 27% of the shares outstanding, for an aggregate purchase price of $2.2 billion. AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1 billion of AutoNation common stock. With the increased authorization, AutoNation has approximately $1.3 billion remaining Board authorization for share repurchase. As of October 19, 2021, AutoNation had approximately 66 million shares outstanding.

Liquidity and Leverage
As of September 30, 2021, AutoNation had $1.8 billion of liquidity, including $72 million in cash and approximately $1.8 billion of availability under our revolving credit facility. The Company’s covenant leverage ratio was 1.4x at quarter-end. AutoNation had approximately $2.7 billion of non-vehicle debt outstanding as of September 30, 2021.

Segment Results
Segment results(1) for the third quarter 2021 were as follows:
Third Quarter 2021 Segment Results
•Domestic – Domestic segment income(2) was $149 million compared to year-ago segment income of $112 million, an increase of 33%.
•Import – Import segment income(2) was $201 million compared to year-ago segment income of $124 million, an increase of 63%.
•Premium Luxury – Premium Luxury segment income(2) was $206 million compared to year-ago segment income of $144 million, an increase of 43%.
For the nine-month period ended September 30, 2021, AutoNation reported net income from continuing operations of $986 million, or $12.63 per share, compared to $230 million, or $2.59 per share, in the prior year. Adjusted net income from continuing operations for the nine-month period ended September 30, 2021, was $980 million, or $12.55 per share, compared to $418 million, or $4.70 per share, in the prior year. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Selected GAAP Financial Data
($ in millions, except per share data)
	Nine Months Ended September 30,
	2021	2020	2019	YoY	2021 vs. 2019
Revenue	$19,261.7	$14,604.9	$15,786.8	32%	22%
Gross Profit	$3,631.0	$2,579.7	$2,627.4	41%	38%
Operating Income	$1,370.4	$253.8	$587.8	440%	133%
Net Income from Continuing Operations	$986.1	$230.3	$293.1	328%	236%
Diluted EPS from Continuing Operations	$12.63	$2.59	$3.24	388%	290%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Nine Months Ended September 30,
	2021	2020	2019	YoY	2021 vs. 2019
Adjusted Operating Income	$1,370.4	$680.0	$594.9	102%	130%
Adjusted Net Income from Continuing Operations	$980.4	$418.1	$300.4	134%	226%
Adjusted Diluted EPS from Continuing Operations	$12.55	$4.70	$3.32	167%	278%

The third quarter conference call may be accessed by telephone 844-200-6205 (Conference ID:577526) at 10:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on October 21, 2021, through November 11, 2021, by calling 866-813-9403 (Conference ID: 527886). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at: investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis (formerly FCA US); the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Subaru, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest and most admired automotive retailer, is transforming the automotive industry through its bold leadership, innovation, and comprehensive brand extensions. As of September 30, 2021, AutoNation owned and operated over 300 locations from coast to coast. AutoNation has sold over 13 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Since 2013, AutoNation has raised over $28 million to drive out cancer, create awareness, and support critical research through its DRIVE PINK initiative, which was officially branded in 2015.

Please visit www.autonation.com, investors.autonation.com, www.twitter.com/CEOMikeJackson, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “targets,” “projects,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, or investments (including the planned expansion of our AutoNation USA pre-owned vehicle stores); pending acquisitions; and our investments in digital and online capabilities and other brand extension strategies; as well as statements regarding our expectations for the future performance of our business (including with respect to new and pre-owned vehicle sales targets), and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: economic conditions, including changes in consumer demand, unemployment rates, interest rates, fuel prices, and tariffs; our ability to implement successfully our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stores; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to acquire and integrate successfully new franchises; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; our ability to develop successfully our digital and online capabilities and other brand extension strategies; supply chain disruptions and inventory availability; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to attain planned sales volumes within our expected time frames; new and used vehicle margins; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; the response by federal, state, and local governments and other third parties to, and the economic impacts of, the COVID-19 pandemic; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
New vehicle	$2,753.8	$2,748.4	$9,164.4	$7,291.6
Used vehicle	2,323.2	1,516.9	6,295.2	4,090.1
Parts and service	943.7	852.8	2,745.5	2,419.0
Finance and insurance, net	348.9	281.2	1,030.9	763.4
Other	9.9	5.6	25.7	40.8
Total revenue	6,379.5	5,404.9	19,261.7	14,604.9
Cost of sales:
New vehicle	2,434.2	2,581.2	8,334.3	6,908.4
Used vehicle	2,146.2	1,370.0	5,775.3	3,735.2
Parts and service	518.9	477.6	1,499.2	1,343.6
Other	8.3	4.6	21.9	38.0
Total cost of sales	5,107.6	4,433.4	15,630.7	12,025.2
Gross profit	1,271.9	971.5	3,631.0	2,579.7
Selling, general, and administrative expenses	723.7	641.4	2,120.5	1,790.0
Depreciation and amortization	47.6	51.8	143.4	149.0
Goodwill impairment	—	—	—	318.3
Franchise rights impairment	—	—	—	57.5
Other (income) expense, net	(2.7)	6.6	(3.3)	11.1
Operating income	503.3	271.7	1,370.4	253.8
Non-operating income (expense) items:
Floorplan interest expense	(4.9)	(11.1)	(20.9)	(52.9)
Other interest expense	(24.1)	(23.6)	(66.2)	(70.3)
Other income (loss), net(1)	(0.8)	6.5	19.1	218.2
Income from continuing operations before income taxes	473.5	243.5	1,302.4	348.8
Income tax provision	111.8	60.9	316.3	118.5
Net income from continuing operations	361.7	182.6	986.1	230.3
Loss from discontinued operations, net of income taxes	—	—	(0.2)	(0.2)
Net income	$361.7	$182.6	$985.9	$230.1
Diluted earnings (loss) per share(2):
Continuing operations	$5.12	$2.05	$12.63	$2.59
Discontinued operations	$—	$—	$—	$—
Net income	$5.12	$2.05	$12.62	$2.59
Weighted average common shares outstanding	70.7	88.9	78.1	89.0
Common shares outstanding, net of treasury stock, at period end	65.5	87.8	65.5	87.8

(1)Current year-to-date and prior quarter-to-date and year-to-date periods include gains (losses) on minority equity investments.
(2)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	$ Variance	% Variance	2021	2020	$ Variance	% Variance
Revenue:
New vehicle	$2,753.8	$2,748.4	$5.4	0.2	$9,164.4	$7,291.6	$1,872.8	25.7
Retail used vehicle	2,158.2	1,421.0	737.2	51.9	5,888.1	3,845.5	2,042.6	53.1
Wholesale	165.0	95.9	69.1	72.1	407.1	244.6	162.5	66.4
Used vehicle	2,323.2	1,516.9	806.3	53.2	6,295.2	4,090.1	2,205.1	53.9
Finance and insurance, net	348.9	281.2	67.7	24.1	1,030.9	763.4	267.5	35.0
Total variable operations	5,425.9	4,546.5	879.4	19.3	16,490.5	12,145.1	4,345.4	35.8
Parts and service	943.7	852.8	90.9	10.7	2,745.5	2,419.0	326.5	13.5
Other	9.9	5.6	4.3		25.7	40.8	(15.1)
Total revenue	$6,379.5	$5,404.9	$974.6	18.0	$19,261.7	$14,604.9	$4,656.8	31.9
Gross profit:
New vehicle	$319.6	$167.2	$152.4	91.1	$830.1	$383.2	$446.9	116.6
Retail used vehicle	163.1	128.8	34.3	26.6	468.7	318.1	150.6	47.3
Wholesale	13.9	18.1	(4.2)		51.2	36.8	14.4
Used vehicle	177.0	146.9	30.1	20.5	519.9	354.9	165.0	46.5
Finance and insurance	348.9	281.2	67.7	24.1	1,030.9	763.4	267.5	35.0
Total variable operations	845.5	595.3	250.2	42.0	2,380.9	1,501.5	879.4	58.6
Parts and service	424.8	375.2	49.6	13.2	1,246.3	1,075.4	170.9	15.9
Other	1.6	1.0	0.6		3.8	2.8	1.0
Total gross profit	1,271.9	971.5	300.4	30.9	3,631.0	2,579.7	1,051.3	40.8
Selling, general, and administrative expenses	723.7	641.4	(82.3)	(12.8)	2,120.5	1,790.0	(330.5)	(18.5)
Depreciation and amortization	47.6	51.8	4.2		143.4	149.0	5.6
Goodwill impairment	—	—	—		—	318.3	318.3
Franchise rights impairment	—	—	—		—	57.5	57.5
Other (income) expense, net	(2.7)	6.6	9.3		(3.3)	11.1	14.4
Operating income	503.3	271.7	231.6	85.2	1,370.4	253.8	1,116.6	440.0
Non-operating income (expense) items:
Floorplan interest expense	(4.9)	(11.1)	6.2		(20.9)	(52.9)	32.0
Other interest expense	(24.1)	(23.6)	(0.5)		(66.2)	(70.3)	4.1
Other income (loss), net	(0.8)	6.5	(7.3)		19.1	218.2	(199.1)
Income from continuing operations before income taxes	$473.5	$243.5	$230.0	94.5	$1,302.4	$348.8	$953.6	273.4
Retail vehicle unit sales:
New	58,277	65,998	(7,721)	(11.7)	204,802	177,250	27,552	15.5
Used	77,553	64,587	12,966	20.1	229,922	179,656	50,266	28.0
	135,830	130,585	5,245	4.0	434,724	356,906	77,818	21.8
Revenue per vehicle retailed:
New	$47,254	$41,644	$5,610	13.5	$44,748	$41,137	$3,611	8.8
Used	$27,829	$22,001	$5,828	26.5	$25,609	$21,405	$4,204	19.6
Gross profit per vehicle retailed:
New	$5,484	$2,533	$2,951	116.5	$4,053	$2,162	$1,891	87.5
Used	$2,103	$1,994	$109	5.5	$2,039	$1,771	$268	15.1
Finance and insurance	$2,569	$2,153	$416	19.3	$2,371	$2,139	$232	10.8
Total variable operations(1)	$6,122	$4,420	$1,702	38.5	$5,359	$4,104	$1,255	30.6

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2021 (%)	2020 (%)	2021 (%)	2020 (%)
Revenue mix percentages:
New vehicle	43.2	50.9	47.6	49.9
Used vehicle	36.4	28.1	32.7	28.0
Parts and service	14.8	15.8	14.3	16.6
Finance and insurance, net	5.5	5.2	5.4	5.2
Other	0.1	—	—	0.3
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	25.1	17.2	22.9	14.9
Used vehicle	13.9	15.1	14.3	13.8
Parts and service	33.4	38.6	34.3	41.7
Finance and insurance	27.4	28.9	28.4	29.6
Other	0.2	0.2	0.1	—
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	11.6	6.1	9.1	5.3
Used vehicle - retail	7.6	9.1	8.0	8.3
Parts and service	45.0	44.0	45.4	44.5
Total	19.9	18.0	18.9	17.7
Selling, general, and administrative expenses	11.3	11.9	11.0	12.3
Operating income	7.9	5.0	7.1	1.7
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	56.9	66.0	58.4	69.4
Operating income	39.6	28.0	37.7	9.8

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	$ Variance	% Variance	2021	2020	$ Variance	% Variance
Revenue:
Domestic	$1,955.2	$1,734.5	$220.7	12.7	$5,926.7	$4,704.0	$1,222.7	26.0
Import	1,983.3	1,621.5	361.8	22.3	5,927.9	4,308.9	1,619.0	37.6
Premium luxury	2,218.0	1,870.0	348.0	18.6	6,790.0	5,051.6	1,738.4	34.4
Total	6,156.5	5,226.0	930.5	17.8	18,644.6	14,064.5	4,580.1	32.6
Corporate and other	223.0	178.9	44.1	24.7	617.1	540.4	76.7	14.2
Total consolidated revenue	$6,379.5	$5,404.9	$974.6	18.0	$19,261.7	$14,604.9	$4,656.8	31.9

Segment income*:
Domestic	$149.1	$111.9	$37.2	33.2	$436.6	$248.1	$188.5	76.0
Import	200.7	123.5	77.2	62.5	530.3	277.7	252.6	91.0
Premium luxury	206.1	143.9	62.2	43.2	590.3	313.3	277.0	88.4
Total	555.9	379.3	176.6	46.6	1,557.2	839.1	718.1	85.6
Corporate and other	(57.5)	(118.7)	61.2		(207.7)	(638.2)	430.5
Add: Floorplan interest expense	4.9	11.1	(6.2)		20.9	52.9	(32.0)
Operating income	$503.3	$271.7	$231.6	85.2	$1,370.4	$253.8	$1,116.6	440.0
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	15,878	21,620	(5,742)	(26.6)	59,006	57,995	1,011	1.7
Import	27,968	29,356	(1,388)	(4.7)	94,947	78,248	16,699	21.3
Premium luxury	14,431	15,022	(591)	(3.9)	50,849	41,007	9,842	24.0
	58,277	65,998	(7,721)	(11.7)	204,802	177,250	27,552	15.5

Retail used vehicle unit sales:
Domestic	26,989	22,095	4,894	22.1	79,524	63,025	16,499	26.2
Import	26,450	22,281	4,169	18.7	78,679	61,414	17,265	28.1
Premium luxury	21,031	18,075	2,956	16.4	62,935	49,013	13,922	28.4
	74,470	62,451	12,019	19.2	221,138	173,452	47,686	27.5

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021 (%)	2020 (%)	2021 (%)	2020 (%)
Domestic:
Ford, Lincoln	8.6	11.7	9.8	11.8
Chevrolet, Buick, Cadillac, GMC	9.1	10.7	10.0	11.0
Chrysler, Dodge, Jeep, Ram	9.5	10.4	9.0	9.9
Domestic total	27.2	32.8	28.8	32.7
Import:
Toyota	23.4	21.1	22.1	20.5
Honda	14.0	13.6	14.0	13.6
Nissan	2.6	2.5	2.6	2.6
Other Import	8.0	7.2	7.7	7.5
Import total	48.0	44.4	46.4	44.2
Premium Luxury:
Mercedes-Benz	7.6	8.1	8.5	8.9
BMW	8.1	6.0	7.4	5.8
Lexus	3.6	2.7	3.0	2.5
Audi	1.9	2.2	2.3	2.2
Jaguar Land Rover	1.8	2.2	2.0	2.3
Other Premium Luxury	1.8	1.6	1.6	1.4
Premium Luxury total	24.8	22.8	24.8	23.1
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Capital expenditures (1)	$47.5	$37.3	$166.2	$91.9
Cash paid for acquisitions, net of cash acquired	$209.1	$—	$209.1	$0.4
Proceeds from exercises of stock options	$13.6	$30.5	$42.6	$31.5
Stock repurchases:
Aggregate purchase price	$879.2	$—	$1,921.4	$80.0
Shares repurchased (in millions)	7.9	—	19.2	2.5

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Variance	2021	2020	Variance
Floorplan assistance earned (included in cost of sales)	$27.1	$28.9	$(1.8)	$93.9	$77.1	$16.8
New vehicle floorplan interest expense	(3.8)	(10.4)	6.6	(18.7)	(47.6)	28.9
Net new vehicle inventory carrying benefit	$23.3	$18.5	$4.8	$75.2	$29.5	$45.7

Balance Sheet and Other Highlights	September 30, 2021	December 31, 2020	September 30, 2020
Cash and cash equivalents	$72.0	$569.6	$350.5
Inventory	$1,496.6	$2,598.5	$2,482.5
Total floorplan notes payable	$1,248.4	$2,759.9	$2,308.6
Non-vehicle debt	$2,680.3	$2,101.8	$2,089.7
Equity	$2,356.5	$3,235.7	$3,357.9

New days supply (industry standard of selling days)	10 days	42 days	43 days
Used days supply (trailing calendar month days)	35 days	39 days	39 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		1.40x
Covenant	less than or equal to	3.75x

Capitalization ratio		48.6%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended September 30,
	Gross Profit		Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
As reported											$361.7	$182.6	$5.12	$2.05
Discontinued operations, net of income taxes											—	—	$—	$—
From continuing operations, as reported	$1,271.9	$971.5	$503.3	$271.7	$473.5	$243.5	$111.8	$60.9	23.6%	25.0%	361.7	182.6	$5.12	$2.05
Loss on equity investment	—	—	—	—	—	2.0	—	0.5			—	1.5	$—	$0.02
ACP inventory valuation adjustment	—	20.6	—	20.6	—	20.6	—	5.0			—	15.6	$—	$0.18
SG&A costs associated with exit of ACP business (4)	—	—	—	2.9	—	2.9	—	0.7			—	2.2	$—	$0.02
Other costs associated with exit of ACP business (5)	—	—	—	13.0	—	13.0	—	3.1			—	9.9	$—	$0.11
Adjusted	$1,271.9	$992.1	$503.3	$308.2	$473.5	$282.0	$111.8	$70.2	23.6%	24.9%	$361.7	$211.8	$5.12	$2.38

	Three Months Ended September 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)(6)
	2021	2020	2021	2020
As reported	$723.7	$641.4	56.9	66.0
Excluding SG&A costs associated with exit of ACP business	—	2.9
Adjusted	$723.7	$638.5	56.9	64.4

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Includes $2.1 million related to accelerated amortization and $0.8 million related to involuntary termination benefits.
(5)	Includes $7.3 million related to contract termination charges, $2.9 million related to accelerated depreciation, and $2.8 million related to asset impairments.
(6)	Both numerator and denominator are adjusted, as applicable.

Comparable Basis Reconciliations(1)	Nine Months Ended September 30,
	Gross Profit		Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
As reported											$985.9	$230.1	$12.62	$2.59
Discontinued operations, net of income taxes											0.2	0.2	$—	$—
From continuing operations, as reported	$3,631.0	$2,579.7	$1,370.4	$253.8	$1,302.4	$348.8	$316.3	$118.5	24.3%	34.0%	986.1	230.3	$12.63	$2.59
Gain on equity investment	—	—	—	—	(7.5)	(212.7)	(1.8)	(53.7)			(5.7)	(159.0)	$(0.07)	$(1.79)
ACP inventory valuation adjustment	—	20.6	—	20.6	—	20.6	—	5.0			—	15.6	$—	$0.18
SG&A costs associated with exit of ACP business (4)	—	—	—	2.9	—	2.9	—	0.7			—	2.2	$—	$0.02
Other costs associated with exit of ACP business (5)	—	—	—	13.0	—	13.0	—	3.1			—	9.9	$—	$0.11
Executive separation costs	—	—	—	5.5	—	5.5	—	1.0			—	4.5	$—	$0.05
Goodwill and franchise rights impairment	—	—	—	375.8	—	375.8	—	67.4			—	308.4	$—	$3.47
Asset impairments and net gains on store dispositions	—	—	—	8.4	—	8.4	—	2.2			—	6.2	$—	$0.07
Adjusted	$3,631.0	$2,600.3	$1,370.4	$680.0	$1,294.9	$562.3	$314.5	$144.2	24.3%	25.6%	$980.4	$418.1	$12.55	$4.70

	Nine Months Ended September 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)(6)
	2021	2020	2021	2020
As reported	$2,120.5	$1,790.0	58.4	69.4
Excluding SG&A costs associated with exit of ACP business	—	2.9
Excluding executive separation costs	—	5.5
Adjusted	$2,120.5	$1,781.6	58.4	68.5

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Includes $2.1 million related to accelerated amortization and $0.8 million related to involuntary termination benefits.
(5)	Includes $7.3 million related to contract termination charges, $2.9 million related to accelerated depreciation, and $2.8 million related to asset impairments.
(6)	Both numerator and denominator are adjusted, as applicable.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	$ Variance	% Variance	2021	2020	$ Variance	% Variance
Revenue:
New vehicle	$2,753.8	$2,743.2	$10.6	0.4	$9,156.7	$7,278.0	$1,878.7	25.8
Retail used vehicle	2,146.6	1,418.3	728.3	51.4	5,867.2	3,837.2	2,030.0	52.9
Wholesale	164.6	95.7	68.9	72.0	406.3	244.1	162.2	66.4
Used vehicle	2,311.2	1,514.0	797.2	52.7	6,273.5	4,081.3	2,192.2	53.7
Finance and insurance, net	348.3	280.8	67.5	24.0	1,029.3	762.0	267.3	35.1
Total variable operations	5,413.3	4,538.0	875.3	19.3	16,459.5	12,121.3	4,338.2	35.8
Parts and service	942.4	836.9	105.5	12.6	2,740.8	2,364.6	376.2	15.9
Other	10.0	5.4	4.6		25.8	40.4	(14.6)
Total revenue	$6,365.7	$5,380.3	$985.4	18.3	$19,226.1	$14,526.3	$4,699.8	32.4

Gross profit:
New vehicle	$319.6	$166.9	$152.7	91.5	$829.5	$382.7	$446.8	116.7
Retail used vehicle	162.2	128.5	33.7	26.2	466.9	317.7	149.2	47.0
Wholesale	13.9	18.1	(4.2)		51.2	36.8	14.4
Used vehicle	176.1	146.6	29.5	20.1	518.1	354.5	163.6	46.1
Finance and insurance	348.3	280.8	67.5	24.0	1,029.3	762.0	267.3	35.1
Total variable operations	844.0	594.3	249.7	42.0	2,376.9	1,499.2	877.7	58.5
Parts and service	424.3	391.5	32.8	8.4	1,244.4	1,084.2	160.2	14.8
Other	1.4	0.7	0.7		3.7	2.3	1.4
Total gross profit	$1,269.7	$986.5	$283.2	28.7	$3,625.0	$2,585.7	$1,039.3	40.2

Retail vehicle unit sales:
New	58,276	65,838	(7,562)	(11.5)	204,569	176,796	27,773	15.7
Used	77,073	64,393	12,680	19.7	228,944	179,051	49,893	27.9
	135,349	130,231	5,118	3.9	433,513	355,847	77,666	21.8

Revenue per vehicle retailed:
New	$47,254	$41,666	$5,588	13.4	$44,761	$41,166	$3,595	8.7
Used	$27,852	$22,026	$5,826	26.5	$25,627	$21,431	$4,196	19.6

Gross profit per vehicle retailed:
New	$5,484	$2,535	$2,949	116.3	$4,055	$2,165	$1,890	87.3
Used	$2,104	$1,996	$108	5.4	$2,039	$1,774	$265	14.9
Finance and insurance	$2,573	$2,156	$417	19.3	$2,374	$2,141	$233	10.9
Total variable operations(1)	$6,133	$4,424	$1,709	38.6	$5,365	$4,110	$1,255	30.5

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2021 (%)	2020 (%)	2021 (%)	2020 (%)
Revenue mix percentages:
New vehicle	43.3	51.0	47.6	50.1
Used vehicle	36.3	28.1	32.6	28.1
Parts and service	14.8	15.6	14.3	16.3
Finance and insurance, net	5.5	5.2	5.4	5.2
Other	0.1	0.1	0.1	0.3
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	25.2	16.9	22.9	14.8
Used vehicle	13.9	14.9	14.3	13.7
Parts and service	33.4	39.7	34.3	41.9
Finance and insurance	27.4	28.5	28.4	29.5
Other	0.1	—	0.1	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	11.6	6.1	9.1	5.3
Used vehicle - retail	7.6	9.1	8.0	8.3
Parts and service	45.0	46.8	45.4	45.9
Total	19.9	18.3	18.9	17.8